Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated August 24, 2009 (except for Note 19, as to which the date is October 20, 2009) relating to the consolidated financial statements of Andatee China Marine Fuel Services Corporation and subsidiaries.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Jewett, Schwartz, Wolfe & Associates

Jewett, Schwartz, Wolfe & Associates
Hollywood, Florida
October 20, 2009